[SYNTHEMED LETTERHEAD]

     AMENDMENT NO.6 dated as of this 6th day of February 2009 (“Amendment No. 6”) between SYNTHEMED, INC. (formerly LIFE MEDICAL SCIENCES, INC.; the “Company”) and YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM (“Yissum”).

WITNESSETH:

WHEREAS, the parties have entered into an agreement dated June 14, 1991 (the “1991 Agreement”), which 1991 Agreement has been amended pursuant to (i) amendment dated as of February _, 1994 (“Amendment No. 1”), (ii) amendment dated as of January 1, 1996 (“Amendment No. 2”), (iii) amendment dated as of October 1, 1996 (“Amendment No. 3”). (iv) amendment dated as of April 24, 2002 (“Amendment No. 4”) and (v) amendment dated as of February 16, 2007 (“Amendment No. 5”) (the 1991 Agreement, as so amended, is referred to herein as the “Original Agreement”); and

WHEREAS, the parties wish to modify and amend the Original Agreement upon the terms, provisions and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1.
Section 8(c) of the Original Agreement (as most recently amended by Amendment No.5) is hereby amended by adding the following sentences immediately prior to the last sentence thereof:  “Notwithstanding the provisions of Section 8(b)(3), in the event the Company does not reach total net sales of products or achieve income of $1,000,000 by December 31, 2009, Yissum shall not terminate the Original Agreement and the same shall remain in full force and effect for the year ended December 31, 2010 so long as the Company pays Yissum a minimum annual royalty payment of $200,000.  Notwithstanding the provisions of Section 8(b)(3), in the event the Company does not reach total net sales of products or achieve income of $1,000,000 by December 31, 2010, Yissum shall not terminate the Original Agreement and the same shall remain in full force and effect for the year ended December 31, 2011 so long as the Company pays Yissum a minimum annual royalty payment of $250,000.

2.	All terms used but not otherwise defined herein shall have the same meaning ascribed to such term on the Original Agreement.

3.	This agreement may be executed in counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

4.	By executing this agreement, Yissum and the Company hereby certify that any and all necessary approvals and consents for effectiveness of this Agreement have been obtained.

5.
Yissum and the Company further acknowledge that as of the date of execution of this agreement, the Original Agreement, as amended hereby, is in full force and effect with no current or anticipated events of default.

IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

Yissum Research Development	SyntheMed, Inc.
Company of the Hebrew
University of Jerusalem

By: s/Elena Canetti [19/2/09]	By: s/Robert P. Hickey
Name: Ms. Elena Canetti	Name: Robert P. Hickey
Title: VP Scientific Research Services	Title: President & CEO
[17/2/09]